13330 California Street; Suite 200

Omaha, NE 68154

Phone: 402.964.5000

Fax: 402.964.5050

July 28, 2022

Via EDGAR

Tributary Funds, Inc.
1620 Dodge Street, Stop 1089
Omaha, NE 68197

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Management of the Company — Legal Counsel” in the Statement of Additional Information for the series portfolios of Tributary Funds, Inc. (the “Company”), which is included in Post-Effective Amendment No. 66 to Registration Statement under the Securities Act of 1933, as amended (No. 33-85982), and Amendment No. 67 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08846), on Form N-1A of the Company.

Sincerely,

/s/ Husch Blackwell LLP
HUSCH BLACKWELL LLP